WAIVER

This Waiver (the “Waiver”), dated March 21, 2008, by and among NetFabric Holdings, Inc., a Delaware corporation its subsidiaries, [NetFabric Corporation and UCA Services], (collectively, the “Company”)LV Administrative Services, Inc., as administrative and collateral agent (“Agent”) to Laurus Master Fund, Ltd., a Cayman Islands company (“Holder”) and the Holder supplements that certain Security Agreement, dated February 10, 2006, by and between the Company and Holder (as amended, modified or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Holder and the Company desire to waive certain Events of Default that may have occurred under the Security Agreement.

 NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

Waiver

1. Waiver. The Holder hereby waives each Event of Default that may have arisen through March 31, 2008 under Section 19(c) of the Security Agreement solely as a result of the Company’s failure to irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by the Company for the benefit of the Holder and/or Agent.

2. Compliance with Section 8(a) by March 31, 2008. The Company hereby agrees and acknowledges that to the extent that it is not in full satisfaction of its obligations under Section 8(a) of the Security Agreement on and after April 1, 2008, as shall be determined by the Holder in its sole discretion, an Event of Default shall immediately arise under the Security Agreement.

Miscellaneous

3. Additional Shares. The Company hereby agrees that it shall, on the date hereof, issue to the Holder 1,000,000 duly and validly issued shares of the Company’s common stock, par value $0.01, (the “Additional Shares”). The parties hereto agree that the fair market value of the Additional Shares (as reasonably determined by the parties) received in consideration of this Waiver hereunder is hereby designated as interest and, accordingly, shall be treated, on a pro rata basis, as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Notes, as applicable, for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this Section 3 shall or shall be deemed to modify or impair in any manner whatsoever the Company’s obligations from time to time owing to Holder under the Security Agreement and the Ancillary Agreements referred to therein (collectively, the “Documents”).

4.	Representations, Warranties and Agreement of the Company. The Company hereby represents, warrants and agrees that:

a.
the Company has full power and authority to enter into this Waiver and to issue the Additional Shares in accordance with the terms hereof. The execution and delivery of this Waiver by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Additional Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Waiver has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. The Additional Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Additional Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of common stock of the Company. The issuance by the Company of the Additional Shares is exempt from registration under the 1933 Act.

b.
the Company acknowledges and agrees that Holder is not (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the common stock of the Company (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

c.
as of the Waiver Effective Date, (i) no Event of Default (as defined in the Security Agreement) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

5. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. If it is the Company’s determination that this Waiver is material, the Company agrees to file an 8-K within 4 days of the date of the Waiver Effective Date (hereinafter defined) and in the form otherwise prescribed by the Securities and Exchange Commission.

6. The waiver set forth above shall be effective as of the date first above written (the “Wavier Effective Date”) on the date when (i) each of the Company, the Agent and the Holder shall have executed and the Company shall have delivered to Agent its respective counterpart to this Waiver and (ii) the Holder (or its designee) shall have received the Additional Shares referenced in Section 3 above.

7. Except as specifically set forth in this Waiver, there are no other amendments, modifications or waivers to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.

8. From and after the Wavier Effective Date, all references in the Documents shall be deemed to be references to the Documents, as the case may be, as modified hereby. This Waiver shall for all purposes be deemed to be an Ancillary Agreement as defined in the Security Agreement.

9. This Waiver shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company, each Subsidiary of the Company, the Agent and the Holder has caused this Waiver to be signed in its name effective as of this 21 day of March 2008.

NETFABRIC HOLDINGS, INC.

By:	/s/
Name:
Title:

NETFABRIC CORPORATION

By:	/s/
Name:
Title:

UCA SERVICES, INC.

By:	/s/
Name:
Title:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/
Name:
Title:

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC, its investment manager
By:	/s/
Name:
Title: